SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. 1)

Filed by the registrant ☑

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement*

☑	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

VESTIN GROUP, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

N/A

(2)	Form, schedule or registration statement no.:

N/A

(3)	Filing party:

N/A

(4)	Date filed:

N/A

[VESTIN GROUP, INC. LOGO]

VESTIN GROUP, INC.
2901 El Camino Avenue, Suite 206
Las Vegas, Nevada 89102
(702) 227-0965

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 6, 2004

PROXY STATEMENT CORRECTION

     The following information was inadvertently omitted from the table appearing under the caption “Securities Ownership of Certain Beneficial Owners and Management” on page 21 of the proxy statement dated June 17, 2004, relating to the 2004 annual meeting of stockholders. The information is to be considered to be incorporated into that table, which lists the persons known to us to be the beneficial owners of more than 5% of our common stock, and our proxy soliciting material.

			Percentage of
	Common Stock		Common Stock
Name	Beneficially Owned		Beneficially Owned(1)
Planned Licensing, Inc. 300 East 51st Street New York, New York 10022	1,200,000	(13)	18.4%

(1)	Based upon 5,328,340 shares outstanding on April 15, 2004.

(13)	Consists of warrants to purchase up to 1,200,000 shares of Common Stock exercisable within 60 days of April 15, 2004.

By Order of the Board of Directors,

/s/ Michael V. Shustek

Michael V. Shustek
Chairman of the Board, Chief Executive Officer and President

Las Vegas, Nevada
June 30, 2004